UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 18, 2011

TOUCHMARK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-53655	20-8746061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (770) 407-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Touchmark Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for the terms indicated, with the results of the voting as follows:

	Term Expires
	(at annual meeting
Nominee	of stockholders)	Votes For	Votes Withheld	Broker Non-Votes

Pin Pin Chau	2012	1,968,437	9,102	18,000
Sudhirkumar C. Patel	2014	1,958,335	19,204	18,000
Meena J. Shah	2014	1,957,834	19,705	18,000
Bobby G. Williams	2014	1,958,834	18,705	18,000

As indicated in the above table, Pin Pin Chau was elected as a Class I director for a term expiring at the Company’s 2012 annual meeting of stockholders, and Sudhirkumar C. Patel, Meena J. Shah and Bobby G. Williams were elected as Class III directors for terms expiring at the Company’s 2014 annual meeting of stockholders.  The terms of the following Class I directors will continue until the annual meeting in 2012: Howard Greenfield, Mukund C. Raja, Hasmukh P. Rama.  The terms of the following Class II directors will continue until the annual meeting in 2013:  William Crosby, Yuling R. Hayter, J.J. Shah and Vivian Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

Dated: May 20, 2011	By:	/s/ Pin Pin Chau
Name: Pin Pin Chau
Title: President and Chief Executive Officer